CERITIFICATE OF CORRECTION

                                       OF

                        CERTIFICATE OF DESIGNATIONS

                                      OF

                    SERIES A 8% CONVERTIBLE PREFERRED STOCK

                                      OF

                 SEMICONDUCTOR LASER INTERNATIONAL CORPORATION

                ---------------------------------------------
              Pursuant to Sections 103(f) and 151 of the General
                   Corporation Law of the State of Delaware
                ---------------------------------------------

      Semiconductor Laser International Corporation, a corporation organized under the laws of Delaware, hereby certifies as follows:

      1. That the Certificate of Designations of Series A 8% Convertible Preferred Stock of Semiconductor Laser International Corporation, a Delaware corporation, which was filed with the Secretary of State of the State of Delaware on October 16, 1997 at 9:00 a.m., as corrected on October 24, 1997, is an inaccurate record in certain respects of the corporate action referred to therein and said Certificate of Designations requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

      2. That said Certificate of Designations was inaccurate in that the phrase Conversion Date set forth in Section 3(a)(ii) thereof is incorrect and Section 3(a)(ii) in its correct form is as follows:

      "(ii) after December 5, 1997, the number of shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock being converted divided by the average Market Price of the Common Stock for the five (5) consecutive trading days immediately prior to the Conversion Date, multiplied by 70%."

IN WITNESS WHEREOF, Semiconductor Laser International Corporation has caused this certificate to be signed on its behalf by Geoffrey T. Burnham, its President, this 4th day of November , 1997.

                                               SEMICONDUCTOR LASER

                                               INTERNATIONAL CORPORATION

                                               By:  /s/ Geoffrey T. Burnham
                                                    --------------------------
                                               Name: Geoffrey T. Burnham
                                               Title: President

ATTEST:

/s/ Walter M. Epstein
--------------------------------
Name: Walter M. Epstein
Title: Assistant Secretary


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